Exhibit 99.1

RenaissanceRe Reports Operating Income of $28.7 Million for the Fourth Quarter of 2008 or $0.47 Per Common

Share; Net Loss of $55.2 Million or $0.91 Loss Per Common Share

Annual Operating Income of $193.0 Million for 2008 or $3.04 Per Common Share; Annual Net Loss of $13.3

Million or $0.21 Loss Per Common Share

Pembroke, Bermuda, February 11, 2009 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported $28.7 million in fourth quarter operating income available to common shareholders, or $0.47 per diluted common share, compared to $186.2 million, or $2.64 per diluted common share, in the fourth quarter of 2007. Operating income excludes net realized losses on investments of $83.9 million and net realized gains on investments of $7.2 million in the fourth quarters of 2008 and 2007, respectively, and, in the fourth quarter of 2007, $131.2 million of net unrealized losses on credit derivatives issued by ChannelRe Holdings Ltd. (“ChannelRe”). Net loss attributable to common shareholders was $55.2 million, or a loss of $0.91 per diluted common share in the fourth quarter of 2008, compared to net income available to common shareholders of $62.2 million, or $0.88 per diluted common share for the same quarter of 2007.

Neill A. Currie, CEO, commented: “Our results reflect the impact of a tumultuous investment environment, as negative total returns in our investment portfolio for the quarter overshadowed very strong operating results. These strong results include over $200.0 million of underwriting profits and a 36% combined ratio, driven in part by a low level of insured catastrophe losses and favorable reserve development. We generated $193.0 million of operating income and a 7.4% operating return on equity for the year.”

Mr. Currie added: “The results of our January 1 renewals, reflect an improving pricing environment. With our well-capitalized balance sheet, strong ratings at all of our operating subsidiaries and continued investments in our people, infrastructure and product offerings, we are well positioned to execute on the opportunities we see in 2009 and beyond.”

FOURTH QUARTER 2008 HIGHLIGHTS

Underwriting Results

Gross premiums written for the fourth quarter of 2008 were $161.6 million, a $39.4 million increase from the fourth quarter of 2007, driven by increases in both of the Company’s segments as described in more detail below. The Company generated $205.7 million of underwriting income and had a combined ratio of 36.1% in the fourth quarter of 2008, compared to $177.3 million of underwriting income and a combined ratio of 47.3% in the fourth quarter of 2007. The Company experienced $104.2 million of favorable development on prior year reserves in the fourth quarter of 2008, compared to $106.8 million in the fourth quarter of 2007.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment increased $26.7 million to $53.4 million in the fourth quarter of 2008, compared to $26.7 million in the fourth quarter of 2007. The increase is due to a $35.4 million increase in gross premiums written in the Company’s catastrophe reinsurance unit, and was partially offset by an $8.7 million decrease in gross premiums written in the Company’s specialty reinsurance unit. The increase in gross premiums written in the Company’s catastrophe reinsurance unit is due to several factors including new business, the timing of the inception of the renewal of an existing program, and the lack of significant negative premium adjustments in the fourth quarter of 2008, compared to $20.2 million of negative premium adjustments recorded in the fourth quarter of 2007. The decrease in gross premiums written in the Company’s specialty reinsurance unit in the fourth quarter of 2008, compared to the fourth quarter of 2007, was principally due to a reduction in the Company’s participation on a personal lines property quota share reinsurance contract.

The Reinsurance segment generated $205.8 million of underwriting income and had a combined ratio of negative 2.8% in the fourth quarter of 2008, compared to $164.7 million of underwriting income and a combined ratio of 29.7% in the fourth quarter of 2007. The increase in underwriting income in the fourth quarter of 2008 was driven by a comparably low level of insured catastrophes and partially offset by a decrease in net premiums earned of $34.2 million. The Company’s Reinsurance segment experienced $96.3 million of favorable development on prior year reserves in the fourth quarter of 2008 which includes $83.7 million related to the Company’s catastrophe reinsurance unit, principally attributable to a reduction in ultimate net losses associated with hurricanes Katrina, Rita and Wilma which occurred in 2005, and $12.5 million related to the Company’s specialty reinsurance unit, principally attributable to lower than expected claims emergence. The net positive impact on the Company’s fourth quarter of 2008 results associated with the reduction in the ultimate net losses for the 2005 hurricanes was $45.9 million. Net positive impact includes the sum of estimates of net claims and claim expenses incurred, earned reinstatement premiums assumed and ceded, profit commissions and minority interest.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment increased $14.6 million, or 15.6%, to $108.0 million in the fourth quarter of 2008, compared to $93.4 million in the fourth quarter of 2007, with the increase driven by a $23.6 million increase in the multi-peril crop insurance line of business and offset by modest decreases in the commercial multi-line, commercial property and personal lines property businesses. The increase in the multi-peril crop insurance line of business was primarily due to higher commodity prices on a comparative basis for the insured winter crops and an increase in insured acres. Due principally to growth in the Company’s Individual Risk segment’s net premiums written for the year, net premiums earned increased $19.9 million to $121.8 million in the fourth quarter of 2008, compared to $101.9 million in the fourth quarter of 2007.

The Individual Risk segment incurred a $0.1 million underwriting loss which resulted in a 100.1% combined ratio in the fourth quarter of 2008, compared to $12.5 million of underwriting income and an 87.7% combined ratio in the fourth quarter of 2007. The reduction in underwriting income and increase in the combined ratio were driven in part by lower commodity prices during the multi-peril crop insurance policy settlement period in the fourth quarter of 2008 which led to an increase in the loss ratio and higher net claims and claim expenses for this line of business compared to the fourth quarter of 2007. In addition, the multi-peril crop insurance line of business now comprises a larger proportion of the Individual Risk segment’s gross premiums written than in 2007. Offsetting the increase in the multi-peril crop insurance loss ratio was a decrease in the acquisition ratio associated with this line of business. Certain components of underwriting expenses that were incurred in the fourth quarter of 2007 are no longer reflected due to the Company’s acquisition of substantially all of the assets of Agro National, the agency that produces this business, in the second quarter of 2008.

The Individual Risk segment experienced $7.9 million of favorable development on prior year reserves in the fourth quarter of 2008 compared to $8.1 million of favorable development in the fourth quarter of 2007. The favorable development on prior year reserves was principally due to revised reported loss development patterns for several of the Company’s liability lines of business that were enhanced to reflect the Company’s actual experience to date with these lines. The favorable development is principally attributable to the 2004 through 2007 accident years.

Investments

Returns on the Company’s investment portfolio were down significantly in the fourth quarter of 2008 compared to the fourth quarter of 2007. The lower returns were principally due to widening credit spreads as a result of the turmoil in the financial markets which resulted in realized and unrealized losses within the Company’s fixed maturity investments available for sale combined with lower returns within the Company’s other investments. The Company’s total investment result, which includes the sum of net investment loss, net realized losses on investments and the net change in unrealized holding gains on fixed maturity investments available for sale, was negative $104.2 million in the fourth quarter of 2008, a $204.7 million decrease from positive $100.5 million in the fourth quarter of 2007.

Net investment loss was $82.7 million in the fourth quarter of 2008 compared to net investment income of $80.7 million in the fourth quarter of 2007, a decrease of $163.4 million. The decrease was principally driven by a $20.7 million decrease in net investment income from the Company’s short term investments, principally reflecting lower short term interest rates, a $62.7 million decrease from hedge fund and private equity investments and an $84.7 million decrease from the Company’s other investments, principally senior secured bank loan funds and non-U.S. fixed income funds. The Company’s hedge fund, private equity and other investments are accounted for at fair value with the change in fair value recorded in net investment loss. The results from the Company’s other investments described above include net unrealized losses of $155.4 million in the fourth quarter of 2008, compared to $3.8 million of net unrealized losses in the fourth quarter of 2007.

Net realized losses on investments were $83.9 million in the fourth quarter of 2008 compared to net realized gains on investments of $7.2 million in the fourth quarter of 2007, a decrease of $91.1 million. The decrease was driven by a $58.7 million increase in other than temporary impairments which totaled $66.3 million in the fourth quarter of 2008 compared to $7.5 million in the fourth quarter of 2007, principally due to a widening of credit spreads. Included in other than temporary impairment charges are credit-related charges of $0.6 million and $nil for the fourth quarters of 2008 and 2007, respectively. The Company had essentially no fixed maturity investments available for sale in an unrealized loss position at December 31, 2008.

Other Items

•	The Company’s cash outflows from operations were $10.4 million for the fourth quarter of 2008, compared to cash inflows of $166.9 million for the fourth quarter of 2007.

FULL YEAR 2008 HIGHLIGHTS

For the year ended December 31, 2008, the Company generated operating income available to common shareholders of $193.0 million, compared to $735.5 million in 2007. Operating income excludes net realized losses on investments of $206.3 million and net realized gains on investments of $1.3 million for 2008 and 2007, respectively, and net unrealized losses on credit derivatives issued by ChannelRe of $167.2 million in 2007. Operating income per diluted common share was $3.04 in 2008, compared to $10.24 in 2007. Net loss attributable to common shareholders was $13.3 million or a loss of $0.21 per diluted common share in 2008, compared to net income available to common shareholders of $569.6 million or $7.93 per diluted common share in 2007.

The Company generated an operating return on average common equity of 7.4% for 2008, compared to 27.0% for 2007. The Company generated a return on average common equity of negative 0.5% for 2008, compared to 20.9% for 2007. The Company’s book value per common share decreased 5.6% in 2008, compared to a 19.3% increase in 2007.

The Company’s 2008 operating results were negatively impacted by $276.2 million of net negative impact related to hurricanes Gustav and Ike. The net negative impact related to hurricanes Gustav and Ike described above includes the sum of net claims and claim expenses incurred, reinstatement premiums earned, lost profit commissions and minority interest. The Company’s 2008 operating results were also negatively impacted by its investments results. The Company’s net investment income totaled $24.2 million in 2008, a $378.2 million decrease from $402.5 million in 2007. In addition, the Company’s total investment result, which includes the sum of net investment income, net realized losses on investments and the net change in unrealized holding gains on fixed maturity investments available for sale, was negative $152.7 million in 2008, a $575.9 million decrease from positive $423.3 million in 2007. The 5.6% decrease in the Company’s book value per share in 2008 was principally driven by the Company’s share repurchases during the year.

Underwriting Results

Gross premiums written for 2008 were $1,736.0 million, a decrease of $73.6 million, or 4.1%, from 2007. As described in more detail below, the decrease was driven by the then softening market conditions and selective underwriting where the Company chose to reduce its gross premiums written for certain classes of business. The Company’s Reinsurance segment gross premiums written decreased $136.0 million, or 10.5%, to $1,154.4 million in

2008, compared to $1,290.4 million in 2007. The Company’s Individual Risk segment gross premiums written increased $30.7 million, or 5.5%, to $587.3 million in 2008 from $556.6 million in 2007. As described in more detail below, the Company generated $290.6 million of underwriting income and had a combined ratio of 79.0% in 2008, compared to $579.7 million of underwriting income and a 59.3% combined ratio in 2007. The $289.1 million reduction in underwriting income in 2008 was principally due to hurricanes Gustav and Ike which resulted in $419.1 million of underwriting losses and increased the Company’s combined ratio by 32.3 percentage points in 2008. The net negative impact from hurricanes Gustav and Ike was $276.2 million. Following is supplemental financial data regarding the underwriting impact by segment on the Company’s 2008 results due to hurricanes Gustav and Ike:

	Twelve months ended December 31, 2008
(in millions of United States dollars)	Reinsurance	Individual Risk	Total
Net claims and claim expenses incurred	$(432.6)	$(35.4)	$(468.0)
Net reinstatement premiums earned	58.4	(4.8)	53.6
Lost profit commissions	(4.7)	—	(4.7)

Net impact on underwriting result	(378.9)	(40.2)	(419.1)
Minority interest - DaVinciRe	142.9	—	142.9

Net negative impact	$(236.0)	$(40.2)	$(276.2)

Impact on combined ratio	46.6%	8.4%	32.3%

The Company experienced $234.8 million of favorable development on prior year reserves in 2008, compared to $233.2 million of favorable development in 2007, as discussed in more detail below.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment decreased $136.0 million, or 10.5%, to $1,154.4 million in 2008, compared to $1,290.4 million in 2007. For the year ended December 31, 2008, the Company’s managed catastrophe premiums and specialty premiums totaled $1,044.3 million and $159.8 million, respectively, compared to $1,032.6 million and $287.3 million, respectively, in 2007. The $11.7 million, or 1.1%, increase in managed catastrophe premiums was principally due to $58.4 million of reinstatement premium written as a result of hurricanes Gustav and Ike and offset by a decrease in gross premiums written due to the then softening market conditions which resulted in lower premium rates and a reduction in business that met the Company’s underwriting standards. The $127.5 million, or 44.4%, decrease in specialty premiums was principally driven by one new large transaction in 2007 that renewed in 2008 at a lower participation rate and on a smaller premium base than in 2007, resulting in a $66.4 million decrease in gross premiums written from this contract, combined with the then softening market conditions experienced in 2008, compared to 2007, which generally impacted all lines of business. The Reinsurance segment’s gross premiums written continue to be comprised of a relatively small number of large transactions which can result in significant increases or decreases in gross premiums written from one period to the next.

The Reinsurance segment generated $281.6 million of underwriting income and had a combined ratio of 69.0% in 2008, compared to $528.7 million of underwriting income and a 44.8% combined ratio in 2007. The decrease in underwriting income in 2008 was principally driven by a $199.8 million increase in net claims and claims expenses, primarily due to losses associated with hurricanes Gustav and Ike, combined with a $47.9 million decrease in net premiums earned due to the decrease in gross premiums written noted above. Hurricanes Gustav and Ike resulted in $378.9 million in underwriting losses and increased the Reinsurance segment’s combined ratio by 46.6 percentage points. The Reinsurance segment experienced $188.1 million of favorable development on prior year reserves in 2008, compared to $194.4 million of favorable development in 2007. The favorable development in 2008 included $131.6 million attributable to the Company’s catastrophe reinsurance unit and was principally driven by a reduction of ultimate net losses from the 2005 accident year. The specialty reinsurance unit experienced $56.5 million of favorable development in 2008 which was principally due to lower than expected claims emergence.

Individual Risk Segment

Gross premiums written for the Company’s Individual Risk segment increased $30.7 million, or 5.5%, to $587.3 million in 2008, compared to $556.6 million in 2007. The increase in gross premiums written for the Individual Risk segment is primarily due to a $93.8 million increase in the multi-peril crop line of business due principally to higher commodity prices and an increase in insured acres, and partially offset by reductions in the commercial property and commercial multi-line businesses where management maintained underwriting discipline in the then softening U.S. property and casualty market.

The Individual Risk segment generated $9.0 million of underwriting income and a 98.1% combined ratio in 2008, compared to $51.0 million of underwriting income and an 89.1% combined ratio in 2007. The $42.1 million decrease in underwriting income and 9.0 percentage point increase in the combined ratio was principally driven by hurricanes Gustav and Ike which resulted in $40.2 million of underwriting losses and added 8.4 percentage points to the Individual Risk segment’s 2008 combined ratio. The Individual Risk segment’s multi-peril crop insurance line of business generated an underwriting profit in 2008 and the returns for the year met the Company’s long-term expectations. The Individual Risk segment experienced $46.7 million of favorable development in 2008 compared to $38.8 million in 2007. The increase in favorable development is primarily related to lower than expected claims emergence during 2008.

Investments

Returns on the Company’s investment portfolio were down significantly in 2008 compared to 2007. The lower returns were principally due to widening credit spreads as a result of the turmoil in the financial markets which resulted in realized and unrealized losses within the Company’s fixed maturity investments available for sale combined with lower returns within the Company’s other investments. The Company’s total investment result, which includes the sum of net investment income, net realized losses on investments and the net change in unrealized holding gains on fixed maturity investments available for sale, was negative $152.7 million in 2008, a $575.9 million decrease from $423.3 million in 2007.

Net investment income was $24.2 million in 2008 compared to $402.5 million in 2007, a decrease of $378.2 million. The decrease was principally driven by a $70.0 million decrease in net investment income from the Company’s short term investments, due to lower short term interest rates and lower average short term investment balances, a $189.8 million decrease from hedge fund and private equity investments and a $135.3 million decrease in the Company’s other investments, principally senior secured bank loan funds and non-U.S. fixed income funds. The Company’s hedge fund, private equity and other investments are accounted for at fair value with the change in fair value recorded in net investment income. The results from the Company’s other investments described above include net unrealized losses of $259.4 million in 2008, compared to net unrealized gains of $47.3 million in 2007.

Net realized losses on investments were $206.3 million in 2008 compared to net realized gains on investments of $1.3 million in 2007, a decrease of $207.6 million. The decrease was driven by a $191.5 million increase in other than temporary impairments which totaled $217.0 million in 2008 compared to $25.5 million in 2007, principally due to a widening of credit spreads. Included in other than temporary impairment charges are credit-related charges of $8.3 million and $nil for 2008 and 2007, respectively. The Company had essentially no fixed maturity investments available for sale in an unrealized loss position at December 31, 2008.

Other Items

•	During 2008, the Company repurchased approximately 8.1 million common shares in open market transactions at an aggregate cost of $428.4 million and at an average share price of $53.11.

•	The Company’s cash flows from operations were $544.0 million in 2008, compared to $793.2 million in 2007.

This press release includes certain non-GAAP financial measures including “operating income”, “operating income per common share – diluted”, “operating return on average common equity – annualized” and “managed catastrophe premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Thursday, February 12, 2009 at 9:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk, which includes primary insurance and quota share reinsurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007 and its quarterly reports on Form 10-Q for the quarters ending March 31, 2008, June 30, 2008 and September 30, 2008.

INVESTOR CONTACT:	MEDIA CONTACT:
Fred R. Donner	David Lilly or Dawn Dover
Chief Financial Officer and Executive Vice President	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

For the three and twelve months ended December 31, 2008 and 2007

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenues
Gross premiums written	$161,609	$122,227	$1,736,028	$1,809,637

Net premiums written	$142,074	$105,303	$1,353,620	$1,435,335
Decrease (increase) in unearned premiums	179,921	230,937	33,204	(10,966)

Net premiums earned	321,995	336,240	1,386,824	1,424,369
Net investment (loss) income	(82,724)	80,714	24,231	402,463
Net foreign exchange (losses) gains	(5,553)	4,598	2,600	3,968
Equity in earnings (losses) of other ventures	148	(124,999)	13,603	(128,609)
Other income (loss)	6	(20,221)	10,252	(37,930)
Net realized (losses) gains on investments	(83,873)	7,182	(206,314)	1,293

Total revenues	149,999	283,514	1,231,196	1,665,554

Expenses
Net claims and claim expenses incurred	28,769	62,728	760,489	479,274
Acquisition expenses	59,281	67,973	213,553	254,930
Operational expenses	28,262	28,287	122,165	110,464
Corporate expenses	6,705	9,771	25,635	28,860
Interest expense	6,513	7,226	24,633	33,626

Total expenses	129,530	175,985	1,146,475	907,154

Income before minority interest and taxes	20,469	107,529	84,721	758,400
Minority interest - DaVinciRe	(65,454)	(54,070)	(55,133)	(164,396)

(Loss) income before taxes	(44,985)	53,459	29,588	594,004
Income tax benefit (expense)	368	19,320	(568)	18,432

Net (loss) income	(44,617)	72,779	29,020	612,436
Dividends on preference shares	(10,575)	(10,575)	(42,300)	(42,861)

Net (loss) income (attributable) available to common shareholders	$(55,192)	$62,204	$(13,280)	$569,575

Operating income available to common shareholders per Common Share - diluted (1)	$0.47	$2.64	$3.04	$10.24
Net (loss) income (attributable) available to common shareholders per Common Share - basic	$(0.91)	$0.90	$(0.21)	$8.08
Net (loss) income (attributable) available to common shareholders per Common Share - diluted (2)	$(0.91)	$0.88	$(0.21)	$7.93

Average shares outstanding - basic	60,732	68,966	62,531	70,520
Average shares outstanding - diluted	61,269	70,413	63,411	71,825

Net claims and claim expense ratio	8.9%	18.7%	54.8%	33.6%
Expense ratio	27.2%	28.6%	24.2%	25.7%

Combined ratio	36.1%	47.3%	79.0%	59.3%

Operating return on average common equity - annualized (1)	4.8%	26.1%	7.4%	27.0%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	In accordance with FAS 128, earnings per share calculations use average common shares outstanding - basic, when in a net loss position.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	December 31, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$2,996,885	$3,914,363
Short term investments, at fair value	2,172,343	1,821,549
Other investments, at fair value	773,475	807,864
Investments in other ventures, under equity method	99,879	90,572

Total investments	6,042,582	6,634,348
Cash and cash equivalents	274,692	330,226
Premiums receivable	565,630	475,075
Ceded reinsurance balances	88,019	107,916
Losses recoverable	299,534	183,275
Accrued investment income	26,614	39,084
Deferred acquisition costs	81,904	104,212
Receivable for investments sold	236,485	144,037
Other secured assets	76,424	90,488
Other assets	217,986	171,457
Goodwill and other intangibles	74,181	6,237

Total assets	$7,984,051	$8,286,355

Liabilities, Minority Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$2,160,612	$2,028,496
Reserve for unearned premiums	510,235	563,336
Debt	450,000	451,951
Reinsurance balances payable	315,401	275,430
Payable for investments purchased	378,111	422,974
Other secured liabilities	77,420	88,920
Other liabilities	290,998	162,294

Total liabilities	4,182,777	3,993,401

Minority interest - DaVinciRe	768,531	815,451
Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	61,503	68,920
Additional paid-in capital	—	107,867
Accumulated other comprehensive income	75,387	44,719
Retained earnings	2,245,853	2,605,997

Total shareholders’ equity	3,032,743	3,477,503

Total liabilities, minority interest and shareholders’ equity	$7,984,051	$8,286,355

Book value per common share	$38.74	$41.03

Common shares outstanding	61,503	68,920

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars) (Unaudited)

	Three months ended December 31, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$53,407	$107,958	$244	$—	$161,609

Net premiums written	$46,557	$95,517		—	$142,074

Net premiums earned	$200,188	$121,807		—	$321,995
Net claims and claim expenses incurred	(49,857)	78,626		—	28,769
Acquisition expenses	26,942	32,339		—	59,281
Operational expenses	17,300	10,962		—	28,262

Underwriting income (loss)	$205,803	$(120)		—	205,683

Net investment loss				(82,724)	(82,724)
Equity in earnings of other ventures				148	148
Other income				6	6
Interest and preference share dividends				(17,088)	(17,088)
Minority interest - DaVinciRe				(65,454)	(65,454)
Other items, net				(11,890)	(11,890)
Net realized losses on investments				(83,873)	(83,873)

Net loss attributable to common shareholders				$(260,875)	$(55,192)

Net claims and claim expenses incurred - current accident year	$46,398	$86,546			$132,944
Net claims and claim expenses incurred - prior accident years	(96,255)	(7,920)			(104,175)

Net claims and claim expenses incurred - total	$(49,857)	$78,626			$28,769

Net claims and claim expense ratio - current accident year	23.2%	71.1%			41.3%
Net claims and claim expense ratio - prior accident years	(48.1%)	(6.6%)			(32.4%)

Net claims and claim expense ratio - calendar year	(24.9%)	64.5%			8.9%
Underwriting expense ratio	22.1%	35.6%			27.2%

Combined ratio	(2.8%)	100.1%			36.1%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Three months ended December 31, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$26,693	$93,353	$2,181	$—	$122,227

Net premiums written	$28,807	$76,496		—	$105,303

Net premiums earned	$234,375	$101,865		—	$336,240
Net claims and claim expenses incurred	19,128	43,600		—	62,728
Acquisition expenses	33,504	34,469		—	67,973
Operational expenses	17,026	11,261		—	28,287

Underwriting income	$164,717	$12,535		—	177,252

Net investment income				80,714	80,714
Equity in losses of other ventures				(124,999)	(124,999)
Other loss				(20,221)	(20,221)
Interest and preference share dividends				(17,801)	(17,801)
Minority interest - DaVinciRe				(54,070)	(54,070)
Other items, net				14,147	14,147
Net realized gains on investments				7,182	7,182

Net income available to common shareholders				$(115,048)	$62,204

Net claims and claim expenses incurred - current accident year	$117,777	$51,722			$169,499
Net claims and claim expenses incurred - prior accident years	(98,649)	(8,122)			(106,771)

Net claims and claim expenses incurred - total	$19,128	$43,600			$62,728

Net claims and claim expense ratio - current accident year	50.3%	50.8%			50.4%
Net claims and claim expense ratio - prior accident years	(42.1%)	(8.0%)			(31.7%)

Net claims and claim expense ratio - calendar year	8.2%	42.8%			18.7%
Underwriting expense ratio	21.5%	44.9%			28.6%

Combined ratio	29.7%	87.7%			47.3%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars) (Unaudited)

	Twelve months ended December 31, 2008
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,154,391	$587,309	$(5,672)	$—	$1,736,028

Net premiums written	$871,893	$481,727		—	$1,353,620

Net premiums earned	$909,759	$477,065		—	$1,386,824
Net claims and claim expenses incurred	440,900	319,589		—	760,489
Acquisition expenses	105,437	108,116		—	213,553
Operational expenses	81,797	40,368		—	122,165

Underwriting income	$281,625	$8,992		—	290,617

Net investment income				24,231	24,231
Equity in earnings of other ventures				13,603	13,603
Other income				10,252	10,252
Interest and preference share dividends				(66,933)	(66,933)
Minority interest - DaVinciRe				(55,133)	(55,133)
Other items, net				(23,603)	(23,603)
Net realized losses on investments				(206,314)	(206,314)

Net loss attributable to common shareholders				$(303,897)	$(13,280)

Net claims and claim expenses incurred - current accident year	$629,022	$366,294			$995,316
Net claims and claim expenses incurred - prior accident years	(188,122)	(46,705)			(234,827)

Net claims and claim expenses incurred - total	$440,900	$319,589			$760,489

Net claims and claim expense ratio - current accident year	69.1%	76.8%			71.8%
Net claims and claim expense ratio - prior accident years	(20.6%)	(9.8%)			(17.0%)

Net claims and claim expense ratio - calendar year	48.5%	67.0%			54.8%
Underwriting expense ratio	20.5%	31.1%			24.2%

Combined ratio	69.0%	98.1%			79.0%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

	Twelve months ended December 31, 2007
	Reinsurance	Individual Risk	Eliminations (1)	Other	Total
Gross premiums written	$1,290,420	$556,594	$(37,377)	$—	$1,809,637

Net premiums written	$1,024,493	$410,842		—	$1,435,335

Net premiums earned	$957,661	$466,708		—	$1,424,369
Net claims and claim expenses incurred	241,118	238,156		—	479,274
Acquisition expenses	119,915	135,015		—	254,930
Operational expenses	67,969	42,495		—	110,464

Underwriting income	$528,659	$51,042		—	579,701

Net investment income				402,463	402,463
Equity in losses of other ventures				(128,609)	(128,609)
Other loss				(37,930)	(37,930)
Interest and preference share dividends				(76,487)	(76,487)
Minority interest - DaVinciRe				(164,396)	(164,396)
Other items, net				(6,460)	(6,460)
Net realized gains on investments				1,293	1,293

Net income available to common shareholders				$(10,126)	$569,575

Net claims and claim expenses incurred - current accident year	$435,495	$276,929			$712,424
Net claims and claim expenses incurred - prior accident years	(194,377)	(38,773)			(233,150)

Net claims and claim expenses incurred - total	$241,118	$238,156			$479,274

Net claims and claim expense ratio - current accident year	45.5%	59.3%			50.0%
Net claims and claim expense ratio - prior accident years	(20.3%)	(8.3%)			(16.4%)

Net claims and claim expense ratio - calendar year	25.2%	51.0%			33.6%
Underwriting expense ratio	19.6%	38.1%			25.7%

Combined ratio	44.8%	89.1%			59.3%

(1)	Represents gross premiums ceded from the Individual Risk segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written Analysis

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Twelve months ended
Reinsurance Segment	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Renaissance catastrophe premiums	$19,487	$(2,224)	$633,611	$662,987
Renaissance specialty premiums	26,875	37,498	153,701	277,882

Total Renaissance premiums	46,362	35,274	787,312	940,869

DaVinci catastrophe premiums	5,070	(8,591)	361,010	340,117
DaVinci specialty premiums	1,975	10	6,069	9,434

Total DaVinci premiums	7,045	(8,581)	367,079	349,551

Total Reinsurance premiums	$53,407	$26,693	$1,154,391	$1,290,420

Total specialty premiums	$28,850	$37,508	$159,770	$287,316

Total catastrophe premiums	$24,557	$(10,815)	$994,621	$1,003,104
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (1)	—	2,711	55,370	66,436
Catastrophe premiums assumed from the Individual Risk segment	244	2,590	(5,672)	(36,968)

Total managed catastrophe premiums (2)	24,801	(5,514)	1,044,319	1,032,572
Managed premiums assumed for fully-collateralized joint ventures	—	883	(2,306)	(59,418)

Total managed catastrophe premiums, net of fully-collateralized joint ventures (2)	$24,801	$(4,631)	$1,042,013	$973,154

(1)	Top Layer Re is accounted for under the equity method of accounting.

(2)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

	Three months ended		Twelve months ended
Individual Risk Segment	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Multi-peril crop	$52,229	$28,616	$272,559	$178,728
Commercial property	18,055	20,559	134,601	164,438
Commercial multi-line	27,131	31,840	119,987	162,422
Personal lines property	10,543	12,338	60,162	51,006

Total Individual Risk premiums	$107,958	$93,353	$587,309	$556,594

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Fixed maturity investments available for sale	$53,290	$44,339	$201,220	$176,785
Short term investments	7,313	28,057	48,437	118,483
Other investments
Hedge funds and private equity investments	(55,364)	7,343	(101,779)	87,985
Other	(84,983)	(257)	(117,867)	17,469
Cash and cash equivalents	1,552	3,520	7,452	11,026

	(78,192)	83,002	37,463	411,748
Investment expenses	(4,532)	(2,288)	(13,232)	(9,285)

Net investment (loss) income	(82,724)	80,714	24,231	402,463

Gross realized gains	40,749	17,985	99,634	35,923
Gross realized losses	(58,371)	(3,282)	(88,934)	(9,117)
Other than temporary impairments	(66,251)	(7,521)	(217,014)	(25,513)

Net realized (losses) gains on investments	(83,873)	7,182	(206,314)	1,293

Net change in unrealized holding gains on fixed maturity investments available for sale	62,363	12,612	29,433	19,502

Total investment result	$(104,234)	$100,508	$(152,650)	$423,258

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio - Yield to Maturity and Credit Rating

(in thousands of United States Dollars)

(Unaudited)

					Credit Rating (1)
At December 31, 2008	Amortized Cost	Fair Value	% of Total Managed Investment Portfolio	Yield to Maturity	AAA	AA	A	BBB	Non- Investment Grade	Not Rated
Short term investments	$2,172,343	$2,172,343	36.6%	0.3%	$2,071,671	$39,397	$59,059	$1,022	$1,194	$—
		100.0%			95.4%	1.8%	2.7%	0.0%	0.1%	0.0%
Fixed maturity investments available for sale
U.S. treasuries and agencies
U.S. treasuries	462,489	467,480	7.9%	1.5%	467,480	—	—	—	—	—
Agency debt
Fannie Mae & Freddie Mac	370,519	385,229	6.4%	1.9%	385,229	—	—	—	—	—
Other agencies	61,008	63,292	1.1%	1.9%	63,292	—	—	—	—	—

Total agency debt	431,527	448,521	7.5%	1.9%	448,521	—	—	—	—	—

Total U.S. treasuries and agencies	894,016	916,001	15.4%	1.7%	916,001	—	—	—	—	—
Non U.S. government	53,592	57,058	1.0%	5.9%	27,483	8,520	226	11,022	9,807	—
Corporate	719,234	747,210	12.6%	5.1%	305,546	138,885	200,092	54,362	48,325	—
Mortgage-backed securities
Residential mortgage-backed securities
Agency securities	731,679	756,902	12.7%	4.0%	756,902	—	—	—	—	—
Non-agency securities	70,629	70,916	1.2%	11.9%	70,374	—	—	542	—	—
Non-agency securities - Alt A	27,475	27,756	0.5%	15.6%	27,152	—	—	197	407	—
Non-agency securities - Sub-prime	—	—	0.0%	0.0%	—	—	—	—	—	—

Total residential mortgage-backed securities	829,783	855,574	14.4%	5.0%	854,428	—	—	739	407	—
Commercial mortgage- backed securities	254,373	255,020	4.3%	10.5%	255,020	—	—	—	—	—

Total mortgage-backed securities	1,084,156	1,110,594	18.7%	6.3%	1,109,448	—	—	739	407	—
Asset-backed securities
Auto	95,798	95,812	1.6%	8.5%	95,812	—	—	—	—	—
Credit cards	12,053	12,056	0.2%	6.5%	12,056	—	—	—	—	—
Other - Stranded cost	7,638	7,639	0.1%	5.3%	7,639	—	—	—	—	—
Other	50,504	50,515	0.8%	8.2%	50,515	—	—	—	—	—

Total asset-backed securities	165,993	166,022	2.7%	8.1%	166,022	—	—	—	—	—

Total securitized assets	1,250,149	1,276,616	21.4%	6.2%	1,275,470	—	—	739	407	—

Total fixed maturity investments available for sale	2,916,991	2,996,885	50.4%	4.7%	2,524,500	147,405	200,318	66,123	58,539	—
		100.0%			84.2%	4.9%	6.7%	2.2%	2.0%	0.0%
Other investments
Private equity partnerships		258,901	4.3%		—	—	—	—	—	258,901
Senior secured bank loan funds		215,870	3.6%		—	—	—	—	215,870	—
Hedge funds		105,838	1.8%		—	—	—	—	—	105,838
Catastrophe bonds		93,085	1.6%		—	23,430	—	—	68,356	1,299
Non-U.S. fixed income funds		81,719	1.4%		—	—	—	59,343	22,376	—
Miscellaneous other investments		18,062	0.3%		—	—	—	8,880	—	9,182

Total other investments		773,475	13.0%		—	23,430	—	68,223	306,602	375,220
Total managed investment portfolio		$5,942,703	100.0%		$4,596,171	$210,232	$259,377	$135,368	$366,335	$375,220
		100.0%			77.3%	3.5%	4.4%	2.3%	6.2%	6.3%

(1)	The credit ratings included in this table are those assigned by Standard & Poor’s Corporation. The Company has grouped short term investments with an A-1+ and A-1 short-term issue credit rating as AAA, short term investments with A-2 short-term issue credit rating as AA and short term investments with an A-3 short-term issue credit rating as A.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio

(in thousands of United States Dollars)

(Unaudited)

	At December 31, 2008		At September 30, 2008		Change
	Fair Value	% of Total Managed Investment Portfolio	Fair Value	% of Total Managed Investment Portfolio	$	%
Short term investments	$2,172,343	36.6%	$1,438,201	24.0%	$734,142	51.0%
Fixed maturity investments available for sale
U.S. treasuries and agencies
U.S. treasuries	467,480	7.9%	690,265	11.5%	(222,785)	(32.3%)
Agency debt
Fannie Mae & Freddie Mac	385,229	6.4%	390,796	6.5%	(5,567)	(1.4%)
Other agencies	63,292	1.1%	28,256	0.5%	35,036	124.0%

Total agency debt	448,521	7.5%	419,052	7.0%	29,469	7.0%

Total U.S. treasuries and agencies	916,001	15.4%	1,109,317	18.5%	(193,316)	(17.4%)
Non U.S. government	57,058	1.0%	83,556	1.4%	(26,498)	(31.7%)
Corporate	747,210	12.6%	740,013	12.4%	7,197	1.0%
Mortgage-backed securities
Residential mortgage-backed securities
Agency securities	756,902	12.7%	708,269	11.8%	48,633	6.9%
Non-agency securities	70,916	1.2%	160,289	2.7%	(89,373)	(55.8%)
Non-agency securities - Alt A	27,756	0.5%	60,189	1.0%	(32,433)	(53.9%)
Non-agency securities - Sub-prime	—	0.0%	—	0.0%	—	0.0%

Total residential mortgage-backed securities	855,574	14.4%	928,747	15.5%	(73,173)	(7.9%)
Commercial mortgage-backed securities	255,020	4.3%	435,000	7.3%	(179,980)	(41.4%)

Total mortgage-backed securities	1,110,594	18.7%	1,363,747	22.8%	(253,153)	(18.6%)
Asset-backed securities
Auto	95,812	1.6%	132,185	2.2%	(36,373)	(27.5%)
Credit cards	12,056	0.2%	96,226	1.6%	(84,170)	(87.5%)
Other - Stranded cost	7,639	0.1%	44,841	0.7%	(37,202)	(83.0%)
Other	50,515	0.8%	75,409	1.3%	(24,894)	(33.0%)

Total asset-backed securities	166,022	2.7%	348,661	5.8%	(182,639)	(52.4%)

Total securitized assets	1,276,616	21.4%	1,712,408	28.6%	(435,792)	(25.4%)

Total fixed maturity investments available for sale	2,996,885	50.4%	3,645,294	60.9%	(648,409)	(17.8%)
Other investments
Private equity partnerships	258,901	4.3%	297,167	5.0%	(38,266)	(12.9%)
Senior secured bank loan funds	215,870	3.6%	272,752	4.6%	(56,882)	(20.9%)
Hedge funds	105,838	1.8%	115,345	1.9%	(9,507)	(8.2%)
Catastrophe bonds	93,085	1.6%	83,434	1.4%	9,651	11.6%
Non-U.S. fixed income funds	81,719	1.4%	104,196	1.7%	(22,477)	(21.6%)
Miscellaneous other investments	18,062	0.3%	29,434	0.5%	(11,372)	(38.6%)

Total other investments	773,475	13.0%	902,328	15.1%	(128,853)	(14.3%)

Total managed investment portfolio	$5,942,703	100.0%	$5,985,823	100.0%	$(43,120)	(0.7%)

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Fixed Maturity Investments Available for Sale - Securitized Assets

(in thousands of United States Dollars)

(Unaudited)

	Fair Value	% of Total Managed Investment Portfolio	% of Total Managed Investment Portfolio						% of Total Securitized Assets	Average Duration
			Vintage
At December 31, 2008			2008	2007	2006	2005	2004	2003 & Prior
Total managed investment portfolio	$5,942,703	100.0%
Mortgage-backed securities
Residential mortgage-backed securities
Agency securities	756,902	12.7%	8.5%	2.0%	0.7%	0.7%	0.5%	0.3%	59.2%	2.5
Non-agency securities	70,916	1.2%	0.0%	0.0%	0.2%	0.5%	0.2%	0.2%	5.6%	0.8
Non-agency securities - Alt A	27,756	0.5%	0.0%	0.0%	0.0%	0.2%	0.2%	0.1%	2.2%	0.3
Non-agency securities - Sub-prime	—	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	—

Total non-agency securities	98,672	1.7%	0.0%	0.0%	0.2%	0.7%	0.4%	0.3%	7.8%	0.6

Total residential mortgage-backed securities	855,574	14.4%	8.5%	2.0%	0.9%	1.4%	0.9%	0.6%	67.0%	2.3
Commercial mortgage-backed securities	255,020	4.3%	0.1%	0.3%	0.5%	1.1%	0.5%	1.8%	20.0%	2.0

Total mortgage-backed securities	1,110,594	18.7%	8.6%	2.3%	1.4%	2.5%	1.4%	2.4%	87.0%	2.2
Asset-backed securities
Auto	95,812	1.6%	0.1%	0.0%	0.9%	0.6%	0.0%	0.0%	7.5%	0.8
Credit cards	12,056	0.2%	0.0%	0.0%	0.1%	0.1%	0.0%	0.0%	0.9%	0.6
Other - Stranded cost	7,639	0.1%	0.0%	0.0%	0.0%	0.1%	0.0%	0.0%	0.6%	1.7
Other	50,515	0.8%	0.6%	0.0%	0.0%	0.2%	0.1%	0.1%	4.0%	0.3

Total asset-backed securities	166,022	2.7%	0.7%	0.0%	1.0%	1.0%	0.1%	0.1%	13.0%	0.7

Total securitized assets	$1,276,616	21.4%	9.3%	2.3%	2.4%	3.5%	1.5%	2.5%	100.0%	2.0

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio - Fixed Maturity Investments Available for Sale - Corporate

(in thousands of United States Dollars)

(Unaudited)

	At December 31, 2008
Sector	Total	AAA	AA	A	BBB	Non-Investment Grade
Financials	$546,493	$301,366	$117,367	$107,720	$9,775	$10,265
Industrial, utilities and energy	68,675	2,644	3,546	31,316	16,897	14,272
Consumer	67,566	1,536	17,972	25,247	9,290	13,521
Communications and technology	56,943	—	—	32,586	16,330	8,027
Basic materials	7,533	—	—	3,223	2,070	2,240

Total corporate fixed maturity investments available for sale	$747,210	$305,546	$138,885	$200,092	$54,362	$48,325

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Investment Portfolio

Short Term Investments and Fixed Maturity Investments Available for Sale - Top 10 Corporate Issuers by Fair Value

(in thousands of United States Dollars)

(Unaudited)

	At December 31, 2008
Issuer	Total	Short term investments	Fixed maturity investments available for sale
General Electric Company	$134,576	$—	$134,576
JPMorgan Chase & Co.	66,200	35,952	30,248
Sovereign Bancorp Inc.	51,491	—	51,491
Wells Fargo & Company	44,965	—	44,965
U.S. Bancorp	28,829	7,998	20,831
New York Community Bancorp, Inc.	25,770	—	25,770
PNC Financial Services	21,292	12,897	8,395
Regions Financial Corporation	20,331	—	20,331
SunTrust Banks Inc.	19,016	—	19,016
Bank of America Corporation	18,059	—	18,059

Total	430,529	$56,847	$373,682

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income” as used herein differs from “net income available to common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized gains and losses on investments and net unrealized gains and losses on credit derivatives issued by entities included in investments in other ventures, under equity method. In the presentation below, the only adjustments in respect of unrealized gains and losses reflect unrealized mark-to-market losses on credit derivatives and other credit-related products issued by ChannelRe, a financial guarantee reinsurer whose investment is accounted for by the Company under the equity method. The Company believes that the prevailing convention among financial guaranty insurers, reinsurers and other market participants, such as ChannelRe, is to exclude from operating income such unrealized gains and losses attributable to credit derivatives and other credit-related products. The Company’s management believes that “operating income” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s investment portfolio and credit derivatives issued by entities included in investments in other ventures, under equity method, which are not considered by management to be relevant indicators of business operations. The Company also uses “operating income” to calculate “operating income per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net (loss) income (attributable) available to common shareholders to operating income available to common shareholders; 2) net (loss) income (attributable) available to common shareholders per common share – diluted to operating income available to common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Twelve months ended
(in thousands of United States dollars, except for per share amounts)	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Net (loss) income (attributable) available to common shareholders	$(55,192)	$62,204	$(13,280)	$569,575
Adjustment for net realized losses (gains) on investments	83,873	(7,182)	206,314	(1,293)
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	—	131,201	—	167,171

Operating income available to common shareholders	$28,681	$186,223	$193,034	$735,453

Net (loss) income (attributable) available to common shareholders per common share - diluted (1)	$(0.91)	$0.88	$(0.21)	$7.93
Adjustment for net realized losses (gains) on investments	1.38	(0.10)	3.25	(0.02)
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	—	1.86	—	2.33

Operating income available to common shareholders per common share - diluted	$0.47	$2.64	$3.04	$10.24

Return on average common equity - annualized	(9.2%)	8.7%	(0.5%)	20.9%
Adjustment for net realized losses (gains) on investments	14.0%	(1.0%)	7.9%	(0.1%)
Adjustment for net unrealized losses on credit derivatives issued by entities included in investments in other ventures, under equity method	—	18.4%	—	6.2%

Operating return on average common equity - annualized	4.8%	26.1%	7.4%	27.0%

(1)	In accordance with FAS 128, earnings per share calculations use average common shares outstanding - basic, when in a net loss position.

The Company has also included in this Press Release “managed catastrophe premiums” and “managed catastrophe premiums, net of fully-collateralized joint ventures”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Reinsurance Ltd. (“Top Layer Re”), which is accounted for under the equity method of accounting. “Managed catastrophe premiums, net of fully-collateralized joint ventures” differ from total catastrophe premiums, which the Company believes is the most directly comparable GAAP measure, due to: 1) the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting; and 2) the deduction of catastrophe premiums that are written by the Company and ceded directly to the Company’s fully-collateralized joint ventures which include Starbound Reinsurance Ltd., Starbound Reinsurance II Ltd. and Timicuan Reinsurance Ltd. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures. The Company believes “managed catastrophe premiums, net of fully-collateralized joint ventures” is also a useful measure to investors and other interested parties because it provides a measure of total catastrophe reinsurance premiums assumed by the Company through its consolidated subsidiaries and related joint ventures, net of catastrophe premiums written directly on behalf of the Company’s fully-collateralized joint ventures.